                                                                  EXECUTION COPY












                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                      MIDAMERICAN ENERGY HOLDINGS COMPANY,

                             TETON FORMATION L.L.C.

                                       and

                             TETON ACQUISITION CORP.





                           --------------------------

                          Dated as of October 24, 1999

                           --------------------------










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                                TABLE OF CONTENTS

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                                                                                                                PAGE
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ARTICLE I. THE MERGER ............................................................................................1
       Section 1.1.  The Merger...................................................................................1
       Section 1.2.  Effective Time...............................................................................1
       Section 1.3.  Effect of the Merger.........................................................................2
       Section 1.4.  Subsequent Actions...........................................................................2
       Section 1.5.  Articles of Incorporation; By-Laws; Officers and Directors...................................2

ARTICLE II. TREATMENT OF SHARES...................................................................................3
       Section 2.1.  Conversion of Securities.....................................................................3
       Section 2.2.  Dissenting Shares............................................................................3
       Section 2.3.  Surrender of Shares; Stock Transfer Books....................................................4
       Section 2.4.  Options Under Company Stock Plans............................................................5

ARTICLE III. THE CLOSING .........................................................................................6
       Section 3.1.  Closing .....................................................................................6

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................6
       Section 4.1.  Organization and Qualification...............................................................6
       Section 4.2.  Subsidiaries.................................................................................7
       Section 4.3.  Capitalization...............................................................................8
       Section 4.4.  Authority; Non-Contravention; Statutory Approvals; Compliance................................8
       Section 4.5.  Reports and Financial Statements............................................................10
       Section 4.6.  Absence of Certain Changes or Events; Absence of Undisclosed Liabilities....................11
       Section 4.7.  Litigation .................................................................................11
       Section 4.8.  Proxy Statement.............................................................................12
       Section 4.9.  Tax Matters.................................................................................12
       Section 4.10.  Employee Matters; ERISA....................................................................14
       Section 4.11.  Environmental Protection...................................................................18
       Section 4.12.  Regulation as a Utility....................................................................21
       Section 4.13.  Vote Required..............................................................................21
       Section 4.14.  Insurance .................................................................................21
       Section 4.15.  Opinions of Financial Advisers.............................................................21
       Section 4.16.  Brokers ...................................................................................21
       Section 4.17.  Non-Applicability of Certain Provisions of Iowa Act........................................22
       Section 4.18.  Company Rights Agreement...................................................................22
       Section 4.19.  Year 2000 Compliance.......................................................................22
       Section 4.20.  Board Recommendation.......................................................................22
       Section 4.21.  Investment Company and Investment Advisory Matters.........................................23

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...............................................23
       Section 5.1.  Organization................................................................................23
       Section 5.2.  Authority; Non-Contravention; Statutory Approvals...........................................23
       Section 5.3.  Proxy Statement.............................................................................24
       Section 5.4.  Brokers ....................................................................................24
       Section 5.5.  Financing ..................................................................................24
       Section 5.6.  Sale of the Company.........................................................................25
       Section 5.7.  Share Ownership.............................................................................25
       Section 5.8.  Regulation Under the 1935 Act...............................................................25
       Section 5.9.  Investor Agreements.........................................................................25

ARTICLE VI.  CONDUCT OF BUSINESS PENDING THE MERGER..............................................................26
       Section 6.1.  Conduct of Business by the Company Pending the Merger.......................................26
       Section 6.2.  Conduct of Business by Parent and Merger Sub Pending the Merger.............................28
       Section 6.3.  Additional Covenants by the Company and Parent Pending the Merger...........................29

ARTICLE VII.  ADDITIONAL AGREEMENTS..............................................................................30
       Section 7.1.  Access to Information.......................................................................30
       Section 7.2.  Proxy Statement and Schedule 13E-3..........................................................30
       Section 7.3.  Regulatory Approvals and Other Matters......................................................31
       Section 7.4.  Shareholder Approval........................................................................32
       Section 7.5.  Directors' and Officers' Indemnification....................................................32
       Section 7.6.  Disclosure Schedules........................................................................33
       Section 7.7.  Public Announcements........................................................................34
       Section 7.8.  No Solicitations............................................................................34
       Section 7.9.  Expenses ...................................................................................36
       Section 7.10.  Third Party Standstill Agreements..........................................................36
       Section 7.11.  Takeover Statutes..........................................................................36
       Section 7.12.  Subscription Agreements....................................................................36
       Section 7.13. Employee Benefits Matters...................................................................37

ARTICLE VIII.  CONDITIONS .......................................................................................37
       Section 8.1.  Conditions to Each Party's Obligation to Effect the Merger..................................37
       Section 8.2.  Conditions to Obligation of the Company to Effect the Merger................................38
       Section 8.3.  Conditions to Obligation of Parent to Effect the Merger.....................................39

ARTICLE IX.  TERMINATION, AMENDMENT AND WAIVER...................................................................40
       Section 9.1.  Termination.................................................................................40
       Section 9.2.  Effect of Termination.......................................................................42
       Section 9.3.  Termination Fee; Expenses...................................................................43
       Section 9.4.  Amendment ..................................................................................44
       Section 9.5.  Waiver .....................................................................................44


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ARTICLE X.  GENERAL PROVISIONS...................................................................................44
       Section 10.1.  Non-Survival; Effect of Representations and Warranties.....................................44
       Section 10.2.  Notices ...................................................................................44
       Section 10.3.  Miscellaneous..............................................................................46
       Section 10.4.  Interpretation.............................................................................46
       Section 10.5.  Counterparts; Effect.......................................................................46
       Section 10.6.  Enforcement................................................................................46
       Section 10.7.  Parties in Interest........................................................................46
       Section 10.8.  Further Assurances.........................................................................47
       Section 10.9.  Waiver of Jury Trial.......................................................................47
       Section 10.10. Certain Definitions........................................................................47
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                                      iii

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of October 24, 1999 (this "Agreement"), by and among MidAmerican Energy Holdings Company, an Iowa corporation (the "Company""), Teton Formation L.L.C., an Iowa limited liability company ("Parent"), and Teton Acquisition Corp., an Iowa corporation and a wholly owned subsidiary of Parent ("Merger Sub").

                              W I T N E S S E T H :

         WHEREAS, the Investors (as defined in Section 5.5) desire to acquire the entire equity interest in the Company and have formed Parent and Merger Sub for the purpose of effecting such transaction; and

         WHEREAS, the Boards of Directors of the Company and Merger Sub have each approved, and deem advisable and in the best interests of their respective shareholders, and the Company, Parent and Merger Sub have approved, the merger of Merger Sub with and into the Company, with the Company being the surviving corporation, in accordance with the Iowa Business Corporation Act (the "Iowa Act") and upon the terms and subject to the conditions set forth in this Agreement (such transaction is referred to as the "Merger"), as a result of which the former shareholders of Merger Sub as of the effective time of the Merger will own all of the outstanding capital stock of the Company.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         Section 1.1. The Merger. At the Effective Time (as defined in Section 1.2) and upon the terms and subject to the conditions of this Agreement and the Iowa Act, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation").

         Section 1.2. Effective Time. On the Closing Date (as defined in Section 3.1), articles of merger complying with the requirements of the Iowa Act shall be executed and filed by the Company and Merger Sub with the Secretary of State of Iowa. The Merger shall become effective on the date on which the articles of merger are duly filed with the Secretary of State of Iowa or at such later time as is mutually agreed by the parties and specified in the articles of merger (the "Effective Time").

         Section 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Iowa Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.4. Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of, and assume the liabilities of, either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in, and the assumption of the liabilities of, the Surviving Corporation or otherwise to carry out this Agreement.

         Section 1.5. Articles of Incorporation; By-Laws; Officers and
Directors.

         (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Restated Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Restated Articles of Incorporation.

         (b) Unless otherwise determined by Parent prior to the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Restated By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Restated Articles of Incorporation of the Surviving Corporation and such Restated By-Laws.

         (c) Unless otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub in office at the Effective Time shall be and constitute the officers of the Surviving Corporation, each holding the same office in the Surviving Corporation as he or she held in Merger Sub for the terms elected and/or until their respective successors shall be elected or appointed and qualified.

         (d) Unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub in office at the Effective Time shall be and constitute the directors of the Surviving Corporation, each holding the same directorship in the Surviving Corporation as he or she held in Merger Sub for the terms elected and/or until their respective successors shall be elected or appointed and qualified.

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

                                   ARTICLE II.

                               TREATMENT OF SHARES

         Section 2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, Merger Sub or the holder of any of the following securities:

         (a) Each share (collectively, the "Shares") of common stock, no par value, of the Company ("Company Common Stock"), together with the associated purchase rights ("Company Rights") under the Company Rights Agreement (as defined in Section 4.18), issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.1(b) and any Dissenting Shares (as defined in Section 2.2(a)) shall be canceled and extinguished and be converted into the right to receive $35.05 (the "Per Share Amount"), in cash payable to the holder thereof, without interest, upon surrender of the certificate representing such Share in accordance with Section
2.3. Throughout this Agreement, the term "Shares" refers to the shares of Company Common Stock together with the associated Company Rights.

         (b) Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any direct or indirect Subsidiary (as defined in Section 4.1) of Parent, Merger Sub or the Company (other than Shares held in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) immediately prior to the Effective Time shall be canceled and extinguished, and no payment or other consideration shall be made with respect thereto.

         (c) Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation. Each share of Zero Coupon Convertible Preferred Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of Zero Coupon Convertible Preferred Stock of the Surviving Corporation.

         Section 2.2.  Dissenting Shares.

         (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with Section 1302 of the Iowa Act and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive cash pursuant to Section 2.1, but the holder thereof shall be entitled to only such rights in respect thereof as are granted by Section 1302 of the Iowa Act.

         (b) Notwithstanding the provisions of subsection (a) of this Section 2.2, if any holder of Shares who demands appraisal of his Shares under the Iowa Act shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive cash as provided in Section 2.1(a), without interest thereon, upon surrender of the certificate or certificates representing such Shares in accordance with Section 2.3.

         (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to the Iowa Act received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Iowa Act. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any such demands.

         Section 2.3.  Surrender of Shares; Stock Transfer Books.

         (a) Prior to the Effective Time, the Company shall designate a bank or trust company to act as agent for the holders of Shares (the "Exchange Agent") to receive the funds necessary to make the payments contemplated by Section 2.1. At the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited (including from available cash balances at the Company), in trust with the Exchange Agent for the benefit of holders of Shares, the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.1.

         (b) Each holder of a certificate or certificates representing any Shares canceled upon the Merger pursuant to Section 2.1(a) may thereafter surrender such certificate or certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such certificate or certificates on such holder's behalf for a period ending one year after the Effective Time. Parent and Merger Sub agree that as promptly as practicable after the Effective Time the Surviving Corporation shall cause the distribution to holders of record of Shares as of the Effective Time of appropriate materials to facilitate such surrender. Upon the surrender of certificates representing the Shares, the Surviving Corporation shall cause the Exchange Agent to pay the holder of such certificates in exchange therefor cash in an amount equal to the Per Share Amount multiplied by the number of Shares represented by such certificate. Until so surrendered, each such certificate (other than certificates representing Dissenting Shares and certificates representing Shares canceled pursuant to
Section 2.1(b)) shall represent solely the right to receive the aggregate Per Share Amount relating thereto.

         (c) If payment of cash in respect of canceled Shares is to be made to a Person other than the Person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such payment that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Corporation or the Exchange Agent that such tax either has been paid or is not payable.

         (d) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfer of any shares of capital stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, certificates for Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in Section 2.1(a) and Sections 2.3(b) and (c). No interest shall accrue or be paid on any cash payable upon the surrender of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares.

         (e) Promptly following the date which is one year after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash (including any interest received with respect thereto), certificates and other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a certificate representing Shares (other than certificates representing Dissenting Shares and certificates representing Shares canceled pursuant to Section 2.1(b)) shall be entitled to look only to the Surviving Corporation (subject to applicable abandoned property, escheat and similar laws) and only as general creditors thereof with respect to the aggregate Per Share Amount payable upon due surrender of their certificates, without any interest or dividends thereon. Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a certificate representing Shares for the Per Share Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (f) The Per Share Amount paid in the Merger shall be net to the holder of Shares in cash, subject to reduction only for any applicable federal back-up withholding or, as set forth in Section 2.3(c), stock transfer taxes payable by such holder.

         Section 2.4. Options Under Company Stock Plans.

         (a) Except as provided in Section 2.4(b), the Company shall take all actions necessary to provide that, immediately prior to the Effective Time, (x) each outstanding option to acquire shares of Company Common Stock (the "Company Options") granted under any of the Company Stock Plans (as defined in Section 4.3), whether or not then exercisable or vested, shall become fully exercisable and vested, (y) each Company Option which is then outstanding shall be canceled and (z) in consideration of such cancellation, and except to the extent that Parent and the holder of any such Company Option otherwise agree in writing, the Company (or, at Parent's option, Parent or the Surviving Corporation) shall pay in cash to such holders of Company Options an amount in respect thereof equal to the product of (A) the excess, if any, for each Company Option, of the Per Share Amount over the per share exercise price thereof and (B) the number of shares of Company Common Stock subject thereto (such payment to be net of applicable withholding taxes); provided that the foregoing shall not require any action which violates the Company Stock Plans.

         (b) Certain Company Options held by certain members or former members of Company management, as Parent shall notify the Company in writing prior to the Effective Time, shall become fully exercisable and vested immediately prior to the Effective Time and shall thereafter remain exercisable in accordance with their terms and any other terms which are agreed to in writing between Parent and such holders.

         (c) Except as provided in Section 2.4(b) or as otherwise agreed to in writing by the parties to this Agreement, the Company shall use all reasonable efforts to ensure that following the Effective Time no holder of Company Options or any participant in the Company Stock Plans or any other such plans, programs or arrangements shall have any right thereunder to acquire any equity securities (or any interests therein) of the Company, the Surviving Corporation or any Subsidiary thereof.

                                  ARTICLE III.

                                   THE CLOSING

         Section 3.1. Closing. The closing of the Merger (the "Closing") shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York, 10019 at 10:00 A.M., New York time, on the second business day immediately following the date on which the last of the conditions set forth in
Article VIII hereof is fulfilled or waived, or at such other time, date and place as Parent and the Company shall mutually agree (the "Closing Date").

                                   ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub as follows:

         Section 4.1. Organization and Qualification. The Company and each of the Company Subsidiaries and, to the knowledge of the Company, each of the Company Joint Ventures is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify and be in good standing, when taken together with all other such failures, would not have a material adverse effect on the business, operations, properties, assets, financial condition, Company Prospects (as defined below) or the results of operations of the Company and the Company Subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement

(to the extent such adverse effect does not arise from (i) general economic conditions or (ii) the securities markets generally) (any such material adverse effect, a "Company Material Adverse Effect"). The term "Subsidiary" of a Person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such Person directly or indirectly owns at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect a majority of the directors or similar members of the governing body, or otherwise to direct the management and policies, of such corporation or entity, and the term "Company Subsidiary" shall mean a Subsidiary of the Company. The term "Joint Venture" of a Person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such Person directly or indirectly owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity of any such entity, other than equity interests in entities in which such Person does not control the operations and does not appoint at least 50% of the board of directors (or comparable governing body), and the term "Company Joint Venture" shall mean a Joint Venture of the Company. The term "Company Prospects" shall mean the prospects of the Company and the Company Subsidiaries, taken as a whole, but only as they may be affected by statutory or regulatory changes (whether relating to utility, environmental or other statutory or regulatory matters) or by expropriation events.

         Section 4.2. Subsidiaries. Section 4.2 of the Company Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") sets forth a list of all the Company Subsidiaries and the Company Joint Ventures, including the name of each such entity, a brief description of the principal line or lines of business conducted by each such entity and the interest of the Company and the Company Subsidiaries therein. Each of the Company and MidAmerican Funding, LLC ("MidAmerican Funding") is a "public utility holding company" (as defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 Act")) exempt from all provisions (other than Section 9(a)(2)) of the 1935 Act, pursuant to
Section 3(a)(1) in accordance with Rule 2 of the 1935 Act, and MidAmerican Energy Company ("MidAmerican Utility") is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act. With the exception of MidAmerican Utility and MidAmerican Funding, no Company Subsidiary or Company Joint Venture is a "holding company" or a "public utility company" within the meaning of Sections 2(a)(7) and 2(a)(5) of the 1935 Act, respectively, nor, except with respect to their relationship with the Company and MidAmerican Funding, are any of such entities an "affiliate" or a "subsidiary company" of a holding company within the meaning of Sections 2(a)(11) and 2(a)(8) of the 1935 Act, respectively. Except as set forth in Section 4.2 of the Company Disclosure Schedule, (i) all of the issued and outstanding shares of capital stock of each Company Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights and are owned, directly or indirectly, by the Company, free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever, and (ii) there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other pledges, security interests, encumbrances, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any Company

Subsidiary to issue, deliver or sell, pledge, grant a security interest or encumber, or cause to be issued, delivered or sold, pledged or encumbered or a security interest to be granted on, shares of capital stock of any Company Subsidiary or obligating the Company or any Company Subsidiary to grant, extend or enter into any such agreement or commitment.

         Section 4.3. Capitalization. The authorized capital stock of the Company consists of 180,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, no par value, none of which preferred stock is outstanding. As of the close of business on October 22, 1999, (i) 59,877,313 shares of Company Common Stock are outstanding, (ii) not more than 7,156,363 shares of Company Common Stock are reserved for issuance pursuant to the Company's existing stock option agreements and plans and its 1994 Employee Stock Purchase Plan and 401(k) Savings Plan (such agreements and plans, collectively, the "Company Stock Plans"), (iii) 23,102,187 shares of Company Common Stock are held by the Company in its treasury or by its wholly owned Subsidiaries, and
(iv) except as set forth in Section 4.3 of the Company Disclosure Schedule, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt") is issued or outstanding. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth in Section 4.3 of the Company Disclosure Schedule or as may be provided by the Company Stock Plans, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other pledges, security interests, encumbrances, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company to issue, deliver or sell, pledge, grant a security interest or encumber, or cause to be issued, delivered or sold, pledged or encumbered or a security interest to be granted on, shares of capital stock or any Voting Debt of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment.

         Section 4.4. Authority; Non-Contravention; Statutory Approvals; Compliance.

         (a) Authority. The Company has all requisite power and authority to enter into this Agreement and, subject to the receipt of the Company Shareholders' Approval (as defined in Section 4.13) and the Company Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         (b) Non-Contravention. The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby will not, in any respect, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the agreements, properties or assets of the Company or any of the Company Subsidiaries or the Company Joint Ventures (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, is referred to herein as a "Violation" with respect to the Company, and such term when used in Article V shall have a correlative meaning with respect to Parent and Merger Sub) pursuant to any provisions of (i) the articles of incorporation, by-laws or similar governing documents of the Company or any of the Company Subsidiaries or the Company Joint Ventures, (ii) subject to obtaining the Company Required Statutory Approvals and the receipt of the Company Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") applicable to the Company or any of the Company Subsidiaries or the Company Joint Ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in
Section 4.4(b) of the Company Disclosure Schedule (the "Company Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of the Company Subsidiaries or the Company Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations which would not, in the aggregate, have a Company Material Adverse Effect.

         (c) Statutory Approvals. Except as set forth in Section 4.4(c) of the Company Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby (the "Company Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

         (d) Compliance. Except as set forth in Section 4.4(d) or 4.11 of the Company Disclosure Schedule or as disclosed in the Company SEC Reports (as defined in Section 4.5) filed as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries nor, to the knowledge of the Company, any Company Joint Venture is in violation of, is, to the knowledge of the Company, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which individually or in the aggregate do not, and would not reasonably be expected to, have a Company Material Adverse Effect. Except as set forth in Section 4.4(d) or 4.11 of the Company Disclosure Schedule, the Company and the Company Subsidiaries and, to the knowledge of the Company, the Company Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of the Company and the Company Subsidiaries. Except as set forth in Section 4.4(d) of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries and, to the knowledge of the Company, Company Joint Ventures is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by the Company or any Company Subsidiary or, to the knowledge of the Company, any Company Joint Venture under
(i) its articles of incorporation, by-laws or other organizational document or
(ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which the Company or any Company Subsidiary or any Company Joint Venture is bound or to which any of its property is subject, except in the case of clause (ii) above, for violations, breaches or defaults which individually or in the aggregate do not, and would not reasonably be expected to, have a Company Material Adverse Effect.

         Section 4.5. Reports and Financial Statements. The filings required to be made by the Company and the Company Subsidiaries under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1935 Act, the Public Utility Regulatory Policies Act of 1978 ("PURPA"), the Federal Power Act (the "Power Act") and applicable state, municipal, local and other laws, including franchise and public utility laws and regulations, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, have been filed with the Securities and Exchange Commission (the "SEC"), the Federal Energy Regulatory Commission (the "FERC"), and the appropriate Iowa, Illinois, South Dakota, Nebraska or other appropriate Governmental Authorities, as the case may be, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement and all amendments thereto filed with the SEC by the Company or any Company Subsidiary (or their predecessors, including, without limitation, CalEnergy Company, Inc.) pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1999 (as such documents have since the time of their filing been amended, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company and MidAmerican Utility included in the Company SEC Reports (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and MidAmerican Utility, as the case may be, as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the articles of incorporation and by-laws of the Company and MidAmerican Utility, as in effect on the date of this Agreement, are included (or incorporated by reference) in the Company SEC Reports.

         Section 4.6. Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.

         (a) Absence of Certain Changes or Events. Except as set forth in
Section 4.6(a) of the Company Disclosure Schedule or as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 1998, the Company and each of the Company Subsidiaries and, to the knowledge of the Company, each of the Company Joint Ventures, have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have, or could reasonably be expected to have, a Company Material Adverse Effect.

         (b) Absence of Undisclosed Liabilities. Neither the Company nor any Company Subsidiary, nor, to the knowledge of the Company, any Company Joint Venture, has any liabilities or obligations (whether absolute, accrued, contingent or otherwise and including, without limitation, margin loans) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies which are accrued or reserved against in the consolidated financial statements of the Company and MidAmerican Utility or reflected in the notes thereto for the year ended December 31, 1998, or which were incurred after December 31, 1998 in the ordinary course of business and would not, in the aggregate, have a Company Material Adverse Effect.

         Section 4.7. Litigation. Except as set forth in Section 4.7 or 4.11 of the Company Disclosure Schedule or as disclosed in the Company SEC Reports filed prior to the date of this Agreement, (a) there are no claims, suits, actions or proceedings by any Governmental Authority or any arbitrator, pending or, to the knowledge of the Company, threatened, nor are there, to the knowledge of the Company, any investigations or reviews by any Governmental Authority or any arbitrator pending or threatened against, relating to or affecting the Company or any of the Company Subsidiaries or, to the knowledge of the Company, the Company Joint Ventures, (b) there have not been any significant developments since December 31, 1998 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (c) there are no judgments, decrees, injunctions, rules or orders of any Governmental Authority or any arbitrator applicable to the Company or any of the Company Subsidiaries or, to the knowledge of the Company, applicable to any of the Company Joint Ventures, which, when taken together with any other nondisclosures described in clauses
(a), (b) or (c), could reasonably be expected to have a Company Material Adverse Effect.

         Section 4.8. Proxy Statement. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the proxy statement in definitive form ("Proxy Statement") relating to the Company Meeting (as defined in Section 7.4(a)) will, at the date mailed to shareholders of the Company or at the time of the Company Meeting (giving effect to any documents incorporated by reference therein), include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier authorized communication with respect to the solicitation of proxies on behalf of the Company for the Company Meeting which has become false or misleading. Notwithstanding the foregoing, the Company does not make any representation or warranty with respect to any information that has been supplied by Parent, Merger Sub or their affiliates (other than the Company and the Company Subsidiaries), accountants, counsel or other authorized representatives for use in any of the foregoing documents. The Proxy Statement will comply as to form in all material respects with the provisions of applicable federal securities law.

         Section 4.9. Tax Matters. "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability. "Tax Return," as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, without limitation, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any Company Subsidiary.

         (a) Filing of Timely Tax Returns. The Company and each of the Company Subsidiaries have filed (or there has been filed on their behalf) all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

         (b) Payment of Taxes. The Company and each of the Company Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable, except for those contested in good faith and for which adequate reserves have been taken.

         (c) Tax Reserves. The Company and the Company Subsidiaries have established (and until the Closing Date will maintain) on their books and records reserves which adequately reflect its estimate of the amounts required to pay all Taxes in accordance with GAAP.

         (d) Tax Liens. There are no Tax liens upon any material assets of the Company or any of the Company Subsidiaries except liens for Taxes not yet due.

         (e) Withholding Taxes. The Company and each of the Company Subsidiaries have complied (and until the Closing Date will comply) in all material respects with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406 and 6041 through 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

         (f) Extensions of Time For Filing Tax Returns. Except as set forth in
Section 4.9(f) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

         (g) Waivers of Statute of Limitations. Except as set forth in Section 4.9(g) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

         (h) Expiration of Statute of Limitations. Except as disclosed in
Section 4.9(h) of the Company Disclosure Schedule, the statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of the Company and the Company Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all tax periods ending before the date of this Agreement, and no deficiency for any Taxes has been proposed, asserted or assessed against The Company or any of the Company Subsidiaries that has not been resolved and paid in full.

         (i) Audit, Administrative and Court Proceedings. Except as disclosed in
Section 4.9(i) of the Company Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending, or, to the knowledge of the Company, threatened, with regard to any Taxes or Tax Returns of the Company or any of the Company Subsidiaries.

         (j) Tax Rulings. Neither The Company nor any of the Company Subsidiaries has received or requested a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below), with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

         (k) Availability of Tax Returns. The Company has made available to Parent, where requested by Parent, complete and accurate copies of (i) all federal and state income Tax Returns for open years, and any amendments thereto, filed by the Company or any of the Company Subsidiaries, (ii) all audit reports or written proposed adjustments (whether formal or informal) received from any taxing authority relating to any Tax Return filed by the Company or any of the Company Subsidiaries and (iii) any Tax Ruling or request for a Tax Ruling applicable to the Company or any of the Company Subsidiaries and Closing Agreements entered into by the Company or any of the Company Subsidiaries.

         (l) Tax Sharing Agreements. Except as disclosed in Section 4.9(l) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

         (m) Code Section 341(F). Neither the Company nor any of the Company Subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Code Section 341(f) or has agreed to have Code Section 341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code Section 341(f)(4)), owned by the Company or any of the Company Subsidiaries.

         (n) Code Section 168. Except as set forth in Section 4.9(n) of the Company Disclosure Schedule, no property of the Company or any of the Company Subsidiaries is property that the Company or any Company Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section 168(h).

         (o) Code Section 481 Adjustments. Except as set forth in Section 4.9(o) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is required to include in income for any tax period ending after the date hereof any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method initiated by the Company or any of the Company Subsidiaries, and, to the knowledge of the Company, the Internal Revenue Service ("IRS") has not proposed any such adjustment or change in accounting method.

         (p) Consolidated Tax Returns. Except as disclosed in Section 4.9(p) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has ever been a member of an affiliated group of corporations (within the meaning of Code Section 1504(a)) filing consolidated returns, other than the affiliated group of which the Company is the common parent.

         (q) 5% Foreign Shareholders. To the Company's knowledge, based on
Schedule 13D and 13G filings with the SEC with respect to the Company, no foreign person owns, as of the date of this Agreement, 5% or more of the outstanding shares of Company Common Stock.

         Section 4.10.  Employee Matters; ERISA.

         (a) Benefit Plans. Section 4.10(a) of the Company Disclosure Schedule contains a true and complete list of each employee benefit plan, practice, program or arrangement currently sponsored, maintained or contributed to by the Company or any of the Company Subsidiaries for the benefit of employees, former employees or directors and their beneficiaries in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), employee pension benefit plan, program, arrangement or agreement, any health, medical, welfare, disability, life insurance, bonus, option, stock appreciation plan, performance stock plan, restricted stock plan, deferred compensation plan, retiree benefits plan, severance pay and other employee benefit or fringe benefit plan and any employment, consulting, non-compete, severance or change in control agreement (collectively, the "Company Benefit Plans"), together with, for any option, stock appreciation plan, performance stock plan, restricted stock plan, deferred compensation plan and supplemental retirement plan, the amounts or benefits granted or payable under each, as of September 30, 1999 and as of the Effective Time (assuming no termination of employment as of such times), and exercise prices regarding Company Options or other securities which represent the right (contingent or other) to purchase or receive shares of Company Common Stock or, following the Merger, of Surviving Corporation Common Stock. For the purposes of this Section 4.10, the term "Company" shall be deemed to include predecessors thereof.

         (b) Contributions. Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, all material contributions and other payments required to be made by the Company or any of the Company Subsidiaries to any Company Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the Company Financial Statements. Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, (i) the current value of all accrued benefits under any Company Benefit Plan which is a defined benefit plan did not, as of the date of the most recent actuarial valuation for such plan, exceed the then current value of the assets of such plan, based on the actuarial assumptions set forth in such valuation for calculating the minimum funding requirements of Code Section 412, which actuarial assumptions and calculations have been provided to Parent prior to the date of this Agreement, and (ii) neither the Company nor any Company Subsidiary contributes or has contributed, during the six-year period immediately prior to the date of this Agreement, to a multiemployer plan (as defined in Section 3(37) of ERISA), or has any liability under ERISA Section 4203 or Section 4205 in respect of any such plan.

         (c) Qualification; Compliance. Except as set forth in Section
4.10(c) of the Company Disclosure Schedule, each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the knowledge of the Company, no circumstances exist that are reasonably expected by the Company to result in the revocation of any such determination. The Company and each of the Company Subsidiaries are in compliance in all material respects with, and each Company Benefit Plan is and has been operated in all material respects in compliance with the terms thereof and all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each Company Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other income tax benefits is reasonably designed to comply with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

         (d) Liabilities. With respect to the Company Benefit Plans individually and in the aggregate, there are no actions, suits, claims pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, no event has occurred that could reasonably be expected to subject the Company or any of the Company Subsidiaries to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise, to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which the Company or any of the Company Subsidiaries is a party, in each such case, which liability, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

         (e) Welfare Plans. Except as set forth in Section 4.10(e) of the Company Disclosure Schedule, none of the Company Benefit Plans that are "welfare plans", within the meaning of Section 3(1) of ERISA, provides for any benefits payable to or on behalf of any employee or director after termination of employment or service, as the case may be, other than elective continuation required pursuant to Code Section 4980B or coverage which expires at the end of the calendar month following such event. Each such plan that is a "group health plan" (as defined in Code Section 4980B(g)) has been operated in compliance with Code Section 4980B at all times, except for any non-compliance that could not reasonably be expected to give rise to a Company Material Adverse Effect.

         (f) Documents Made Available. The Company has made available to
Parent a true and correct copy of each collective bargaining agreement to which the Company or any of the Company Subsidiaries is a party or under which the Company or any of the Company Subsidiaries has obligations, and with respect to each Company Benefit Plan, to the extent applicable, (i) such plan and summary plan description (including all amendments to each such document), (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such plan and
(v) the most recent actuarial report or valuation.

         (g) Payments Resulting from Merger and Other Severance Payments.
Except as set forth in Section 4.10(g) of the Company Disclosure Schedule or as specifically provided for in this Agreement, the announcement or consummation of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events, including, without limitation, termination of employment) result, as of September 30, 1999 or as of the Effective Time, in any (A) payment (whether of severance pay or otherwise) becoming due from the Company or any of the Company Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement or (B) benefit being established or becoming accelerated, vested or payable under any Company Benefit Plan.

         (h) Labor Agreements. As of the date hereof, except as set forth in Section 4.10(h) of the Company Disclosure Schedule, neither the Company nor any of the Company

Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. Except as set forth in Section 4.10(h) of the Company Disclosure Schedule, to the knowledge of the Company, as of the date hereof, there is no current union representation question involving employees of the Company or any of the Company Subsidiaries, nor does the Company know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as set forth in Section 4.10(h) of the Company Disclosure Schedule, (i) there is no unfair labor practice, employment discrimination or other complaint against the Company or any of the Company Subsidiaries pending or, to the knowledge of the Company, threatened, which has or could reasonably be expected to have a Company Material Adverse Effect, (ii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of the Company, threatened, against or involving the Company or any of the Company Subsidiaries which has or could reasonably be expected to have, a Company Material Adverse Effect and (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of the Company, threatened, in respect of which any director, officer, employee or agent of the Company or any of the Company Subsidiaries is or may be entitled to claim indemnification from the Company pursuant to their respective articles of incorporation or by-laws or as provided in the Indemnification Agreements listed in Section 4.10(h) of the Company Disclosure Schedule. Except as set forth in Section 4.10(h) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have complied in all material respects with all laws relating to the employment of labor, including without limitation any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes, and no person has, to the knowledge of the Company, asserted that the Company or any of the Company Subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

         (i) Parachute Payments. Section 4.10(i) of the Company Disclosure Schedule sets forth (1) the name of each officer of the Company and the President of each of MidAmerican Utility and the Company's U.K. utility Subsidiary who, in connection with the transactions contemplated with this Agreement, will receive, or will or may become entitled to receive in the future or upon termination of such person's employment, any payments (including without limitation accelerated vesting of Company Options or other equity-based awards) which could reasonably be expected to constitute "excess parachute payments" with respect to such person within the meaning of Section 280G of the Code ("Excess Parachute Payments"), and (2) with respect to each such person, the maximum amount of Excess Parachute Payments which could reasonably be expected to be so received (determined in accordance with proposed regulations of the IRS promulgated under Section 280G of the Code).

         (j) Section 162(m). Except as set forth in Section 4.10(j) of the Company Disclosure Schedule, no payments to any executive officer of the Company or any Company Subsidiaries will fail to be deductible for Federal income tax purposes by reason of the deduction limit imposed under Section 162(m) of the Code. Section 4.10(j) of the Company Disclosure Schedule sets forth the name of each executive officer who will receive compensation which may not be fully deductible by reason of the application of Section

162(m), and a reasonable estimate of the amount of such potentially nondeductible compensation.

         (k) Changes in Compensation, Benefits Since September 30, 1999.
Except as specifically described in Section 4.10(k) of the Company Disclosure Schedule, since September 30, 1999, the Company has not, nor has any of the Company Subsidiaries, (i) entered into, adopted or amended or increased the amount or accelerated the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by the Company or any of the Company Subsidiaries (including, without limitation, the Company Benefit Plans set forth in Section 4.10(a) of the Company Disclosure Schedule, as in effect on September 30, 1999) or increased, or entered into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of the Company or any of the Company Subsidiaries, except pursuant to binding legal commitments existing on September 30, 1999 and specifically identified in Section 4.10(a) of the Company Disclosure Schedule and except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, did not result in a material increase in benefits or compensation expense to the Company or any of the Company Subsidiaries; (ii) entered into or amended any employment, severance, pension, deferred compensation or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with (A) any director or officer or (B) other employee other than in the ordinary course of business consistent with past practice; or (iii) deposited into any trust (including any "rabbi trust") amounts in respect of any employee benefit obligations or obligations to directors other than transfers into trusts (other than a rabbi or other trust with respect to any non-qualified deferred compensation) in accordance with past practice or pursuant to binding legal agreements existing on September 30, 1999.

         Section 4.11.  Environmental Protection.

         (a)  Definitions.  As used in this Agreement:

                  (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, spent fuel or waste disposal costs, decommissioning costs, governmental response costs, removal costs, remediation costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location in which the Company or any of the Company Subsidiaries has an economic or ownership interest, whether or not owned, operated, leased or managed by the Company or any of the Company

         Subsidiaries or Company Joint; or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                  (ii) "Environmental Laws" means all applicable federal, state and local laws, rules, regulations, ordinances, orders, directives and any binding judicial or administrative interpretation thereof, and regulatory common law and equitable doctrines relating to pollution, the environment (including, without limitation, indoor or ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health or safety as it relates to the environment including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import; under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of the Company Subsidiaries or Company Joint Ventures operates.

                  (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

         (b) Compliance. Except as set forth in Section 4.11(b) of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries and, to the knowledge of the Company, the Company Joint Ventures are in compliance with all applicable Environmental Laws except where the failure to so comply would not have a Company Material Adverse Effect, and neither the Company nor any of the Company Subsidiaries has received any communication (written or oral), from any person or Governmental Authority that alleges that the Company or any of the Company Subsidiaries or the Company Joint Ventures is not in such compliance with applicable Environmental Laws. To the knowledge of the Company, compliance with all applicable Environmental Laws will not require the Company or any Company Subsidiary or, to the knowledge of the Company, any Company Joint Venture to incur costs that will be reasonably likely to result in a Company Material Adverse Effect, including but not limited to the costs of the Company and Company Subsidiary and Company Joint Venture pollution control equipment required or reasonably contemplated to be required in the future.

         (c) Environmental Permits. Except as set forth in Section 4.11(c) of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries and, to the knowledge of the Company, the Company Joint Ventures, have obtained or has applied for all permits, registrations and governmental authorizations required under any Environmental Law (collectively, the "Environmental Permits") necessary for the construction of its facilities or the conduct of its operations except where the failure to so obtain would not have a Company Material Adverse Effect, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company and the Company Subsidiaries and, to the knowledge of the Company, the Company Joint Ventures are in compliance with all terms and conditions of all Environmental Permits necessary for the construction of its facilities or the conduct of its operations, except where the failure to so comply, in the aggregate, would not have a Company Material Adverse Effect.

         (d) Environmental Claims. Except as set forth in Section 4.11(d) of the Company Disclosure Schedule, there is no Environmental Claim pending (or, to the knowledge of the Company, threatened) (A) against the Company or any of the Company Subsidiaries or, to the knowledge of the Company, any of the Company Joint Ventures, (B) to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of the Company Subsidiaries or, to the knowledge of the Company, any of the Company Joint Ventures has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which the Company or any of the Company Subsidiaries or, to the knowledge of the Company, any of the Company Joint Ventures owns, leases or manages, in whole or in part, which would reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

         (e) Releases. Except as set forth in Section 4.11(e) of the Company Disclosure Schedule, the Company has no knowledge of any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries or the Company Joint Ventures, or against any person or entity whose liability for any Environmental Claim the Company or any of the Company Subsidiaries or the Company Joint Ventures has or may have retained or assumed either contractually or by operation of law except for any Environmental Claim which would not have, in the aggregate, a Company Material Adverse Effect.

         (f) Predecessors. Except as set forth in Section 4.11(f) of the Company Disclosure Schedule, the Company has no knowledge, with respect to any predecessor of the Company or any of the Company Subsidiaries or the Company Joint Ventures, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, which, if determined adversely could reasonably be expected to require payments of $20 million or more or which could reasonably be expected to have a Company Material Adverse Effect.

         (g) Disclosure. The Company has disclosed in writing to Parent all material facts which the Company reasonably believes form the basis of an Environmental Claim which could have a Company Material Adverse Effect arising from (i) the cost of the Company pollution control equipment (including, without limitation, upgrades and other modifications to existing equipment) currently required or reasonably contemplated to be required in the future, (ii) current remediation costs or costs to the Company or any of the Company Subsidiaries for remediation reasonably contemplated to be required in the future or (iii) any other environmental matter affecting the Company or any of the Company Subsidiaries.

         (h) Cost Estimates. To the Company's knowledge, no environmental matter set forth in the Company SEC Reports or the Company Disclosure Schedule could reasonably be expected to exceed the cost estimates provided in the Company SEC Reports by an amount that individually or in the aggregate could reasonably be expected to have a Company Material Adverse Effect.

         Section 4.12. Regulation as a Utility. MidAmerican Utility is regulated as a public utility by the FERC and in the States of Illinois, Iowa, Nebraska and South Dakota and in no other state. Except as set forth in the preceding sentence or Section 4.12 of the Company Disclosure Schedule, neither the Company nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935 Act) of the Company is subject to regulation as a public utility or public service company (or similar designation) by the FERC or any municipality, locality, state in the United States or any foreign country.

         Section 4.13. Vote Required. The approval of the Merger by the affirmative vote of a majority of the votes entitled to be cast by holders of Company Common Stock (the "Company Shareholders' Approval") is the only vote of the holders of any class or series of the securities of the Company or any of the Company Subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

         Section 4.14. Insurance. Except as set forth in Section 4.14 of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries is, and has been continuously since January 1, 1998, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by the Company and the Company Subsidiaries during such time period. Neither the Company nor any of the Company Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of the Company or any of the Company Subsidiaries. The insurance policies of the Company and each of the Company Subsidiaries are valid and enforceable policies in all material respects.

         Section 4.15. Opinions of Financial Advisers. The Company has obtained the opinions of Warburg Dillon Read LLC ("Dillon Read") and Lehman Brothers Inc. ("Lehman"), each dated as of the date of this Agreement, to the effect that, as of the date hereof, the Per Share Amount to be paid to holders of Company Common Stock (other than the Investors) pursuant to this Agreement is fair from a financial point of view to such holders. True and correct copies of such opinions have been provided by the Company to Parent.

         Section 4.16. Brokers. No broker, finder or investment banker (other than Dillon Read and Lehman) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and each of Dillon Read and Lehman, pursuant to which each such firm would be entitled to any payment relating to the Merger. The fees payable under such agreements and any other brokerage, finder's or other fee or commission payable in connection with the Merger based upon arrangements made by or on behalf of the Company do not exceed $11 million in the aggregate.

         Section 4.17. Non-Applicability of Certain Provisions of Iowa Act. None of the business combination provisions of Section 1110 of the Iowa Act or any similar provisions of the Iowa Act, the articles of incorporation or by-laws of the Company are applicable to the transactions contemplated by this Agreement because such provisions do not apply by their terms or because any required approvals of the Board of Directors of the Company have been obtained.

         Section 4.18. Company Rights Agreement. Prior to the date of this Agreement, the Company has delivered to Parent and its counsel a true and complete copy of the Amended and Restated Rights Agreement, dated as of September 14, 1999, between ChaseMellon Shareholder Services, L.L.C., as Rights Agent, and the Company (the "Company Rights Agreement") in effect as of the date hereof, and has authorized all necessary action (and promptly after the date of this Agreement and prior to the Closing Date, will have taken all necessary action), including amending the Company Rights Plan, such that the consummation of the transactions contemplated by this Agreement will not result in the separation of the Company Rights from the Shares, the Company Rights becoming non-redeemable, the Rights associated with Shares beneficially owned by the Investors (or their affiliates or associates) becoming void or voidable, or the triggering of any right or entitlement of shareholders of the Company under the Company Rights Agreement or any similar agreement to which the Company or any of its affiliates is a party.

         Section 4.19. Year 2000 Compliance. The Company and the Company Subsidiaries have put into effect reasonable and customary practices and programs to be Year 2000 Compliant (as defined below)) designed to enable all material software, hardware and equipment (including microprocessors) that are owned or utilized by the Company or any of the Company Subsidiaries in the operations of its or their respective business to be capable, by December 31, 1999, of accounting for all calculations using a century and date sensitive algorithm for the year 2000 and the fact that the year 2000 is a leap year and to otherwise continue to function without any material interruption caused by the occurrence of the year 2000 (such capabilities are herein referred to as being "Year 2000 Compliant").

         Section 4.20. Board Recommendation . The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office other than David L. Sokol, Walter Scott, Jr. and Bernard W. Reznicek, who did not participate in such deliberations or vote due to their status as, and/or affiliation with, one of the Investors) (i) determined that this Agreement, the Merger and the other transaction contemplated hereby are fair to and in the best interests of the shareholders of the Company, and (ii) resolved to recommend that the holders of Company Common Stock approve this Agreement, the Merger and the other transactions contemplated hereby.

         Section 4.21. Investment Company and Investment Advisory Matters . Neither the Company nor any of the Company Subsidiaries is an "investment company" as defined in the Investment Company Act of 1940, as amended. Neither the Company nor any of the Company Subsidiaries is an "investment advisor" as defined in the Investment Advisers Act of 1940, as amended, or conducts activities of or controls an "investment adviser" as defined therein, whether or not registered under such Act.


                                   ARTICLE V.

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby represent and warrant to the Company as follows:

         Section 5.1. Organization. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent and Merger Sub were organized solely for the purposes of consummating the Merger and the other transactions contemplated by this Agreement and taking action with respect thereto. Except for obligations or liabilities incurred in connection with the transactions contemplated by this Agreement or in connection with their organization, at the Effective Time neither Parent nor Merger Sub will have incurred any obligations or liabilities or engaged in any business activities of any kind.

         Section 5.2.  Authority; Non-Contravention; Statutory Approvals.

         (a) Authority. Parent and Merger Sub have all requisite power and authority to enter into this Agreement and, subject to the Parent Required Statutory Approvals (as defined in Section 5.2(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of Parent and all necessary corporate action on the part of Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and, assuming the due authorization, execution and delivery hereof by the Company, this Agreement constitutes the valid and binding obligation of each of Parent and Merger Sub enforceable against them in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         (b) Non-Contravention. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the articles of formation or operating agreement of Parent or the articles of incorporation or by-laws of Merger Sub,
(ii) subject to obtaining the Parent Required Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Parent or Merger Sub or any of their properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or Merger Sub is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations which would not, in the aggregate, have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement (any such material adverse effect, a "Parent Material Adverse Effect").

         (c) Statutory Approvals. Except as described in Section 5.2(c) of the Parent Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby (the "Parent Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" Parent Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

         Section 5.3. Proxy Statement. None of the information supplied by Parent or Merger Sub, or their officers, directors, representatives, agents or employees, for inclusion in the Proxy Statement, or in any amendments thereof or supplements thereto, will, on the date the Proxy Statement is first mailed to shareholders or at the time of the Company Meeting (giving effect to any documents incorporated by reference therein), contain any statement which, at such time and in light of the circumstances under which it will be made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading.

         Section 5.4. Brokers. No broker, finder or investment banker (other than Credit Suisse First Boston ("CSFB")) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or Merger Sub. Parent has heretofore furnished to the Company a complete and correct copy of all agreements between Parent or Merger Sub and CSFB, pursuant to which such firm would be entitled to any payment relating to the Merger.

         Section 5.5. Financing. Merger Sub has, on or prior to the date hereof, entered into subscription agreements, dated as of the date of this Agreement, with each of David L. Sokol, Walter Scott, Jr. and Berkshire Hathaway Inc. (collectively, the "Subscription Agreements"), pursuant to which the subscribers thereunder (the "Investors") have agreed, on the terms and subject to the conditions contained in the Subscription Agreements, to provide an aggregate of $2.352 billion to Merger Sub in cash and/or shares of Common Stock or options to purchase shares of Common Stock (valued for these purposes at the Per Share Amount) in exchange for securities of Merger Sub. Merger Sub has furnished true and correct copies of the Subscription Agreements to the Company.

         Section 5.6. Sale of the Company. Neither Parent nor Merger Sub nor any of their affiliates has any agreement, understanding or any present intention
(i) to sell the Company or any material part of the Company (other than the purchase of securities of Merger Sub by (A) one or more subsidiaries of Berkshire Hathaway Inc. which are consolidated with Berkshire Hathaway Inc. for financial accounting purposes, in accordance with the Subscription Agreement with Berkshire Hathaway Inc. and (B) the Scott Family Entities (as defined in the Subscription Agreement with Walter Scott, Jr.), in accordance with the Subscription Agreement with Walter Scott, Jr.) or (ii) enter into, or cause the Company to enter into, any extraordinary transaction.

         Section 5.7. Share Ownership. Section 5.7 of the Parent Disclosure Schedule sets forth the number of shares of Company Common Stock beneficially owned, as of the date of this Agreement, by each of Parent and Merger Sub and their respective Subsidiaries and affiliates, either individually or as part of a group for purposes of Rule 13d-3 under the Exchange Act.

         Section 5.8. Regulation Under the 1935 Act. Neither Parent nor Merger Sub is a "public utility company" or a "holding company" (as each such term is defined in the 1935 Act), and neither Parent nor Merger Sub is a "subsidiary company" or "affiliate" (as each such term is defined in the 1935 Act) of a "public utility company" or "holding company," in each case, without giving effect to the Merger.

         Section 5.9. Investor Agreements. Except (i) for the Subscription Agreements and the other agreements contemplated thereby, (ii) as would not reasonably be expected to have a Parent Material Adverse Effect and (iii) except as set forth in Section 5.9 of the Parent Disclosure Schedule, there are no governance, voting or similar agreements among the Investors relating to Parent, Merger Sub or the Company.

                                   ARTICLE VI.

                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 6.1. Conduct of Business by the Company Pending the Merger. The Company covenants and agrees, as to itself and each of the Company Subsidiaries, that after the date of this Agreement and prior to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent Parent shall have otherwise consented in writing, which decision regarding consent shall be made as soon as reasonably practicable (it being understood that if a particular activity is permissible as a result of its being disclosed and, where applicable, approved in writing by Parent under any one of the Section 6.1 subsections of the Company Disclosure Schedule, that activity will not be prohibited under any of the subsections of
Section 6.1):

         (a) Ordinary Course of Business. The Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use their commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing or planned programs relating to downsizing, re-engineering and similar matters, keep available the services of their present officers and employees to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Except as set forth in Section 6.1(a) of the Company Disclosure Schedule, the Company shall not, nor shall the Company permit any of the Company Subsidiaries to, (i) enter into a new line of business involving any material investment of assets or resources or any material exposure to liability or loss to the Company and the Company Subsidiaries taken as a whole, or (ii) acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets (other than equipment, fuel, supplies and similar items or for capital expenditures, in each case, in the ordinary course of business consistent with past practice); provided, however, that notwithstanding the above, the Company or any of the Company Subsidiaries may enter into a new line of business or make such an other acquisition to the extent the investment or other acquisition, as the case may be (which shall include the amount of equity invested plus the amount of indebtedness incurred, assumed or otherwise owed by or with recourse to the Company or any Company Subsidiary (other than the entity being acquired or in which the investment is made or any special purpose entity formed in connection with such investment or other acquisition)), in a new line of business or acquisition, as the case may be, does not exceed, together with all other such investments and other acquisitions made from and after the date of this Agreement, $100 million in the aggregate; and provided, further, that no such investment shall be made in, and no such other acquisition shall consist of, any common equity securities of any U.S. gas or electric utility company.

         (b) Dividends. The Company shall not, nor shall the Company permit any of the Company Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (A) to the Company or its wholly owned Subsidiaries and (B) dividends required to be paid on any outstanding preferred stock of the Company or its Subsidiaries in accordance with the terms of the preferred stocks identified in Section 6.1(b) of the Company Disclosure Schedule; or (ii) split, combine, reclassify, redeem or repurchase any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock.

         (c) Issuance of Securities. Except as described in Section 6.1(c) of the Company Disclosure Schedule, the Company shall not, nor shall the Company permit any of the Company Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, grant of a security interest, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than (i) issuances by a wholly owned Subsidiary of its capital stock to its direct or indirect parent and (ii) issuances of shares of Company Common Stock after the date of this Agreement pursuant to Company Options and other Company convertible securities, in each case existing as of the date hereof and as identified in Section 4.10(a) of the Company Disclosure Schedule.

         (d) Indebtedness. Except as set forth in Section 6.1(d) of the Company Disclosure Schedule, the Company shall not, nor shall the Company permit any of the Company Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or indemnity or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing other than (i) indebtedness or guarantees or "keep well" or other agreements incurred in the ordinary course of business consistent with past practice (including refinancings, the issuance of commercial paper or the use of existing or replacement credit facilities or hedging activities), (ii) arrangements between the Company and wholly owned Company Subsidiaries or among wholly owned Company Subsidiaries, (iii) in connection with the refunding or defeasance of existing indebtedness that becomes due in accordance with its terms before the Effective Time, or (iv) as may be necessary in connection with investments or acquisitions permitted by
Section 6.1(a).

         (e) Compensation, Benefits. Except as may be required by applicable law, as specifically set forth in Section 6.1(e) of the Company Disclosure Schedule or as contemplated by this Agreement, the Company shall not, nor shall the Company permit any of the Company Subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by the Company or any of the Company Subsidiaries (including, without limitation, the Company Benefit Plans set forth in Section 4.10(a) of the Company Disclosure Schedule, as in effect on September 30, 1999) or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of the Company or any of the Company Subsidiaries, except pursuant to binding legal commitments existing on September 30, 1999 and specifically identified in Section 4.10(a) of the Company Disclosure Schedule and except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any of the Company Subsidiaries; (ii) enter into or amend any employment, severance, pension, deferred compensation or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with (A) any director or officer or (B) other employee other than in the ordinary course of business consistent with past practice; or (iii) deposit into any trust (including any "rabbi trust") amounts in respect of any employee benefit obligations or obligations to directors; provided that transfers into any trust, other than a rabbi or other trust with respect to any non-qualified deferred compensation, may be made in accordance with past practice or pursuant to legally binding agreements in effect on September 30, 1999.

         (f) 1935 Act. The Company shall not, nor shall the Company permit any of the Company Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities (i) which would cause a change in its status, or that of the Company Subsidiaries, under the 1935 Act, including any action or inaction that would cause the prior approval of the SEC under the 1935 Act to be required for the consummation of the Merger and the other transactions contemplated hereby, or (ii) that would impair the ability of the Company, MidAmerican Funding, Parent or the Surviving Corporation or any Subsidiary of Surviving Corporation to claim an exemption as of right under Rule 2 of the 1935 Act following the Merger or (iii) that would subject Parent or any affiliate (within the meaning of Section 2(a)(11) of the 1935 Act) of Parent or any of the Investor Entities (as defined in Section 6.2(b)) to regulation as a registered holding company under such Act following the Merger.

         (g) Tax-Exempt Status. The Company shall not, nor shall the Company permit any Company Subsidiary to, take any action that would likely jeopardize the qualification of the Company's or any Company Subsidiary's outstanding revenue bonds which qualify as of the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended, prior to the Tax Reform Act of 1986.

         Section 6.2. Conduct of Business by Parent and Merger Sub Pending the Merger. Each of Parent and Merger Sub covenant and agree that after the date of this Agreement and prior to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent the Company shall have otherwise consented in writing, which decision regarding consent shall be made as soon as reasonably practicable (it being understood that if a particular activity is permissible as a result of its being disclosed and, where applicable, approved in writing by the Company under any one of the Section 6.2 subsections of the Parent Disclosure Schedule, that activity will not be prohibited under any of the subsections of Section 6.2):

         (a) Limited Business Activities. Except for obligations or liabilities incurred in connection with the transactions contemplated by this Agreement or in connection with their organization, neither Parent nor Merger Sub shall incur any obligations or liabilities or engage in any business activities of any kind.

         (b) 1935 Act. Neither Parent nor Merger Sub shall, except as required or contemplated by this Agreement, engage in any activities (i) which would cause a change in its status under the 1935 Act, including any action or inaction that would cause the prior approval of the SEC under the 1935 Act to be required for the consummation of the Merger and the other transactions contemplated hereby, (ii) that would impair the ability of the Company, MidAmerican Funding, Parent or Merger Sub to claim an exemption as of right under Rule 2 of the 1935 Act following the Merger or (iii) that would subject Parent or any affiliate (within the meaning of Section 2(a)(11) of the 1935 Act) of Parent to regulation as a registered holding company under such Act following the Merger; provided that, notwithstanding anything contained in this Agreement to the contrary, in no event shall Parent or Merger Sub or any affiliate (within the meaning of Section 2(a)(11) of the 1935 Act) of either such entity or any of Berkshire Hathaway Inc., any subsidiary of Berkshire Hathaway Inc., any Scott Family Entity or any entity controlled by either David L. Sokol or Walter Scott, Jr. (all such persons and entities, collectively, the "Investor Entities") be required to restructure their capitalization or amend any of their existing shareholder arrangements in order to permit Parent and Merger Sub to qualify for an exemption from the requirement to register as a holding company under such Act following the Merger or in order to ensure that none of Parent, Merger Sub or Parent's affiliates (within the meaning of Section 2(a)(11) of the 1935 Act) or any Investor Entity will become subject to regulation as a registered holding company under such Act following the Merger.

         Section 6.3. Additional Covenants by the Company and Parent Pending the Merger. Each of Parent and the Company covenants and agrees, each as to itself and each of its Subsidiaries, that after the date of this Agreement and prior to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent the other parties hereto shall otherwise consent in writing, which decision regarding consent shall be made as soon as reasonably practicable:

         (a) Cooperation, Notification. Each party shall (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of the Company's ongoing operations, (ii) promptly advise the other party of any change or event which has had, or would reasonably be expected to result in, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, and (iii) pursuant to Section 7.3, promptly provide the other party with copies of all filings made by such party or any of its Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority. In addition, the

Company shall promptly notify Parent of any significant changes in the Company's business, properties, assets, financial condition or results of operations or in the Company Prospects.

         (b) No Breach, Etc. Each of the parties shall not, nor shall it permit any of its Subsidiaries to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

                                  ARTICLE VII.

                              ADDITIONAL AGREEMENTS

         Section 7.1. Access to Information. Upon reasonable notice, the Company shall, and shall cause the Company Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of Parent (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments, records and other information (including, but not limited to, Tax Returns) and, during such period, each of the parties hereto shall, and shall cause its Subsidiaries to, furnish promptly to the other party access to each significant report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the public utility commission of any State, the Nuclear Regulatory Commission, the Department of Labor, the Immigration and Naturalization Service, the Environmental Protection Agency (state, local and federal), the IRS, the Department of Justice, the Federal Trade Commission, or any other federal, state or foreign regulatory agency or commission or other Governmental Authority. In addition, during such period, the Company shall, and shall cause the Company Subsidiaries to, furnish promptly to Parent and Merger Sub access to all information concerning the Company, the Company Subsidiaries, directors, officers and shareholders, properties, facilities or operations owned, operated or otherwise controlled by the Company, or if not so owned, operated or controlled, which properties, facilities or operations that the Company may nonetheless obtain access to through the exercise of reasonable diligence, and such other matters as may be reasonably requested by Parent in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. Parent shall, and shall cause its Subsidiaries and Representatives (other than its Representatives who have entered into separate confidentiality agreements with the Company) to, hold in strict confidence all documents and information concerning the Company furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated as of October 1, 1999, between David L. Sokol and the Company (the "Confidentiality Agreement").

         Section 7.2.  Proxy Statement and Schedule 13E-3.

         (a) The Company shall prepare, in consultation with Parent, the Proxy Statement and shall file the Proxy Statement with the SEC as soon as is reasonably practicable after the date of this Agreement and shall use all reasonable efforts to respond to comments from the SEC and to cause the Proxy Statement to be mailed to the Company's shareholders at the earliest practicable time. The Company will not mail, amend or supplement the Proxy Statement unless the Proxy Statement or any amendment or supplement thereof is satisfactory in content to Parent in the exercise of its reasonable judgment.

         (b) As soon as practicable after the date of this Agreement, Parent and the Company shall file with the SEC, and shall use all reasonable efforts to cause any of their respective affiliates engaging in this transaction to file with the SEC, a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3 Transaction Statement") with respect to the Merger. Each of the parties hereto agrees to use all reasonable efforts to cooperate and to provide each other with such information as any of such parties may reasonably request in connection with the preparation of the Proxy Statement and the Schedule 13E-3 Transaction Statement.

         (c) Each party hereto agrees promptly to supplement, update and correct any information provided by it for use in the Proxy Statement and the Schedule 13E-3 Transaction Statement if and to the extent that such information is or shall have become incomplete, false or misleading.

         Section 7.3.  Regulatory Approvals and Other Matters.

         (a) HSR Filings. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all reasonable efforts to coordinate such filings and any responses thereto, to make such filings promptly and to respond promptly to any requests for additional information made by either of such agencies.

         (b) Other Approvals. Each party hereto shall cooperate and use all reasonable efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated hereby, including, without limitation, the Company Required Statutory Approvals, the Parent Required Statutory Approvals and the Company Required Consents (and any concurrent or related rate filings, if any). Parent and the Company agree that they will consult with each other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities; provided, however, that it is agreed that the Company shall have primary responsibility for the preparation and filing of any applications with state public utility commissions for approval of the Merger. Each of Parent and the Company shall have the right to review and approve in advance drafts of all such necessary applications, notices, petitions, filings and other documents made or prepared in connection with the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld or delayed. The Company shall promptly notify Parent of any failure or prospective failure to obtain any such consents and shall provide copies of all Company Required Consents obtained by the Company to Parent.

         Section 7.4.  Shareholder Approval.

         (a) Approval of Company Shareholders. The Company shall, as soon as reasonably practicable after the date of this Agreement, (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Meeting"), as promptly as practicable after the date of this Agreement, for the purpose of securing the Company Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its articles of incorporation and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with Parent with respect to each of the foregoing matters.

         (b) Meeting Date. The Company shall duly call and give notice of the Company Meeting, and shall commence distribution of the Proxy Statement to its shareholders, within five business days after the clearance of the Proxy Statement by the staff of the SEC (or after the expiration of the ten calendar day period after filing the preliminary proxy statement with the SEC if the staff of the SEC has not commented on or otherwise notified the Company within such ten day period of the staff's intent to review and comment on the preliminary proxy statement).

         Section 7.5.  Directors' and Officers' Indemnification.

         (a) Indemnification. From and after the Effective Time, the Surviving Corporation shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of any of the parties hereto (each an "Indemnified Party" and collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time that, in whole or in part, (i) are based on or arising out of the fact that such person is or was a director or officer of such party or (ii) arise out of or pertain to the transactions contemplated by this Agreement (the "Indemnified Liabilities"). In the event of any such loss, expense, claim, damage or liability (whether or not arising prior to the Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel for the Indemnified Parties selected by the Indemnified Parties, which counsel may also serve as counsel to the Surviving Corporation (unless there is a conflict between the positions of the Surviving Corporation and the Indemnified Parties on any significant issue) and which counsel shall be reasonably satisfactory to the Surviving Corporation (which consent shall not be unreasonably withheld), promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the Iowa Act, (ii) the Surviving Corporation will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the Iowa Act and the articles of incorporation or by-laws of the Company shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party (the "Independent Counsel"); provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of the Independent Counsel, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

         (b) Insurance. For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect policies of directors' and officers' liability insurance maintained by the Company; provided, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to the Surviving Corporation not greater than 200 percent of the current annual premiums for such directors' and officers' liability insurance, which existing premium costs are disclosed on Schedule 7.5(b) of the Company Disclosure Schedule; provided, further, that if such insurance cannot be so maintained or obtained at such cost, the Surviving Corporation shall maintain or obtain as much of such insurance for the Company as can be so maintained or obtained at a cost equal to 200 percent of the current annual premiums of the Company for its directors' and officers' liability insurance.

         (c) Successors. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in either such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.5.

         (d) Survival of Indemnification. To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of Parent, the Company and its Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and by-laws in effect on the date of this Agreement, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

         Section 7.6. Disclosure Schedules. On or before the date hereof, (i) Parent has delivered to the Company the Parent Disclosure Schedule, accompanied by a certificate signed by an officer of Parent stating the Parent Disclosure Schedule has been delivered pursuant to this Section 7.6 and (ii) the Company has delivered to Parent the Company Disclosure Schedule, accompanied by a certificate signed by the chief financial officer of the Company stating the Company Disclosure Schedule has been delivered pursuant to this Section 7.6. The Parent Disclosure Schedule and the Company Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules shall be deemed to constitute an integral part of this Agreement and to modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules delivered on or before the date hereof shall be deemed to have been made on and as of the date hereof. From time to time prior to the Closing, the parties shall promptly supplement or amend the Disclosure Schedules with respect to any matter, condition or occurrence hereafter arising affecting the representations and warranties contained herein which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules pertaining to the parties' representations and warranties contained herein. No supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for the purpose of determining satisfaction of the conditions set forth in Section 8.2(b) or 8.3(b).

         Section 7.7. Public Announcements. Subject to each party's disclosure obligations imposed by law or regulation, Parent and the Company will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld and which decision regarding consent shall be made as soon as reasonably practicable).

         Section 7.8. No Solicitations. From and after the date hereof, the Company will not, and will not authorize or permit any of its Representatives to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below), (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) in the event of an unsolicited written Acquisition Proposal, engage in negotiations or discussions with, or provide any information or data to, any Person (other than to Parent, any of its affiliates or Representatives and except for information which has been previously publicly disseminated by the parties) relating to any Acquisition Proposal; provided, however, that nothing contained in this Section
7.8 or any other provision hereof shall prohibit the Company or its Board of Directors from (i) taking and disclosing to its shareholders a position with respect to a tender or an exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or (ii) making such disclosure to its shareholders as, in good faith judgment of its Board of Directors, after consultation with outside counsel, is required under applicable law.

         Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an executive officer of the Company or any investment banker, attorney or other Representative of the Company, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 7.8 by the Company. Notwithstanding any other provision hereof, the Company may (i) at any time prior to the time its shareholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation (except as permitted by Section 7.8), directly or indirectly, by or with the Company or its Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets if, and only if, (A)(w) the third party has first made an Acquisition Proposal that is reasonably expected to be more favorable to the Company's shareholders than the Merger, taking into account all legal, regulatory, timing and financial aspects of the Merger and of the Acquisition Proposal, including the degree of certainty of financing therefor,
(x) the Acquisition Proposal is reasonably capable of being completed (as determined in good faith by the Company's Board of Directors after consultation with its financial advisors and outside counsel), (y) the third party has demonstrated that financing for the Acquisition Proposal is reasonably likely to be obtained (as determined in good faith by the Company's Board of Directors after consultation with its financial advisors) and (z) its Board of Directors shall have concluded in good faith, after considering applicable provisions of state law and after consultation with outside counsel, that a failure to do so could reasonably be expected to constitute a breach by its Board of Directors of its fiduciary duties to its shareholders under applicable law and (B) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, the Company (x) provides prompt notice to Parent to the effect that it is furnishing information to or entering into discussions or negotiations with such person or entity and (y) receives from such person an executed confidentiality agreement substantially similar to the Confidentiality Agreement, together with its written acknowledgment and agreement to pay at closing the termination and other fees set forth in Section 9.3 if such Acquisition Proposal is consummated or any other Acquisition Proposal is consummated with such party or any of its affiliates, and (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer. The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or its Representatives with respect to the foregoing. The Company shall notify Parent hereto orally and in writing of any such inquiries, offers or proposals (including, without limitation, the material terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep Parent informed of the status and details of any such inquiry, offer or proposal, and shall give Parent three business days' advance notice of any agreement (specifying the material terms and conditions thereof) to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal.

         The term "Acquisition Proposal" shall mean a written proposal or offer (other than by Parent or Merger Sub) for a tender or exchange offer, merger, consolidation or other business combination involving the Company or any material Company Subsidiary or any proposal to acquire in any manner a substantial equity interest in or a substantial portion of the assets of the Company or any material Company Subsidiary, other than the transactions contemplated by this Agreement. As used in this Section, "Board of Directors" includes any committee thereof.

         Section 7.9. Expenses. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         Section 7.10. Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, neither the Company nor any of its Subsidiaries shall terminate, amend, modify or waive any material provision of any confidentiality or standstill agreement to which it is a party. During such period, the Company and its Subsidiaries shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

         Section 7.11. Takeover Statutes. If any "business combination," "fair price," "moratorium," "control stock acquisition" or other form of antitakeover statute or regulation shall become applicable to the Merger or the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are reasonably necessary so that the Merger or the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger or the transactions contemplated hereby.

         Section 7.12. Subscription Agreements. Parent and Merger Sub agree that they will not, without the prior consent of the Company, enter into any amendment to, or modification or waiver of, any of the Subscription Agreements if such amendment, modification or waiver would (i) reduce the aggregate amount of funds committed under the Subscription Agreements, (ii) add additional conditions to the consummation of the transactions contemplated by the Subscription Agreements or (iii) have a material adverse effect on or delay the receipt of any of the Parent Statutory Approvals or the consummation of the Merger. Parent and Merger Sub shall enforce to the fullest extent permitted under applicable law, the provisions of Subscription Agreements, including but not limited to obtaining injunctions to enforce specifically the terms and provisions thereof in any court having jurisdiction. Parent and Merger Sub shall use all reasonable efforts to fulfill all of their obligations under the Subscription Agreements and to cause all conditions to funding under the Subscription Agreements (other than conditions to funding that are conditions to consummation of the Merger under this Agreement) to be fulfilled as promptly as reasonably practicable. Parent and Merger Sub shall give the Company prompt written notice of (i) any material breach or threatened material breach by any party of the terms or provisions of the Subscription

Agreements, (ii) any termination or threatened termination of any of the Subscription Agreements or (iii) any exercise or threatened exercise of any condition under any of the Subscription Agreements.

         Section 7.13. Employee Benefits Matters. (a) Except to the extent necessary to avoid duplication of benefits, the Surviving Corporation shall give Company Employees full credit for purposes of eligibility and vesting under any employee benefit plans or arrangements maintained by the Surviving Corporation or any of its Subsidiaries in which such employees are eligible to participate for such employees' service with the Company and its Subsidiaries to the same extent recognized by the Company and its Subsidiaries immediately prior to the Effective Time. The Surviving Corporation shall (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to Company Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Company Employees immediately prior to the Effective Time, and (ii) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

         (b) The Surviving Corporation shall comply with the terms of all Company Benefit Plans.

         (c) The Company shall take all such steps as may be reasonably required to cause the transactions contemplated by Article II hereof and any other dispositions of the Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.


                                  ARTICLE VIII.

                                   CONDITIONS

         Section 8.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

         (a) Shareholder Approval. The Company Shareholders' Approval shall have been obtained.

         (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger or the other transactions contemplated hereby shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation; provided, however, that the parties hereto shall use all reasonable efforts to have any such order, injunction, or prohibition vacated.

         (c) Statutory Approvals. The Company Required Statutory Approvals and the Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not impose terms or conditions which, in the aggregate, would have, or could reasonably be expected to have, a Company Material Adverse Effect or a Parent Material Adverse Effect, or which would be materially inconsistent with the agreements of the parties contained herein. The term "Final Order" shall mean action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

         (d) HSR Act. All applicable waiting periods under the HSR Act shall have expired or been terminated.

         Section 8.2. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to
Section 9.5:

         (a) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub will have performed in all material respects their agreements and covenants contained in or contemplated by this Agreement, which are required to be performed by them at or prior to the Effective Time.

         (b) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article V of this Agreement shall be true and correct, unless the failure of such representations and warranties to be so true and correct, in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect (ignoring, for purposes of this Section 8.2(b), any materiality standard expressly included in such representations or warranties) as of the date hereof (or, to the extent such representations and warranties speak as of an earlier or later date, as of such earlier or later date) and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier or later date) as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

         (c) Closing Certificates. The Company shall have received a certificate signed by the managing member of Parent, dated the Closing Date, to the effect that, to the best of such person's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

         (d) Legal Opinions as to Corporate and Regulatory Matters. The Company shall have received the opinions of (i) Willkie Farr & Gallagher, Parent's special counsel, in form and substance customary for transactions of this type and reasonably satisfactory to the Company, dated the Effective Time, as to the authorization, validity and enforceability of this Agreement and (ii) LeBoeuf, Lamb, Greene & MacRae, L.L.P., Parent's special regulatory counsel, in form and substance customary for transactions of this type and reasonably satisfactory to the Company, dated the Effective Time, as to certain regulatory matters, including that all regulatory approvals, permits and consents have been obtained; provided, that such firms may reasonably rely on local counsel (including local counsel as to local regulatory matters) as to matters of local law.

         Section 8.3. Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Parent in writing pursuant to Section 9.5:

         (a) Performance of Obligations of the Company. The Company (and/or appropriate Company Subsidiaries) will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

         (b) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct, unless the failure of such representations and warranties to be so true and correct, in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect (ignoring, for purposes of this Section 8.3(b), any materiality standard expressly included in such representations or warranties) as of the date hereof (or, to the extent such representations and warranties speak as of an earlier or later date, as of such earlier or later date) and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier or later date) as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

         (c) Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would or, insofar as reasonably can be foreseen, could have a Company Material Adverse Effect.

         (d) Company Required Consents. The Company Required Consents shall have been obtained.

         (e) Insurance Matters. The condition regarding certain insurance matters set forth in Section 8.3(e) of the Parent Disclosure Schedule shall have been satisfied.

         (f) Closing Certificates. Parent shall have received a certificate signed by the chief executive officer and the chief financial officer of the Company, dated the Closing Date, to the effect that, to the best of such officers' knowledge, the conditions set forth in Sections 8.3(a), (b), (c), (d) and (e) have been satisfied.

         (g) 1935 Act Status. The Investors shall have received evidence reasonably satisfactory to them that neither they nor any of their affiliates (within the meaning of Section 2(a)(11) of the 1935 Act) nor any other of the Investor Entities will be subject to regulation as a registered holding company under the 1935 Act following the Merger; provided, that the Investors shall have used all commercially reasonable efforts to obtain such evidence, subject to the proviso in Section 6.2(b).

         (h) Legal Opinions as to Corporate and Regulatory Matters. Parent shall have received the opinions of (i) Dorsey and Whitney LLP, the Company's special Iowa counsel, in form and substance customary for transactions of this type and reasonably satisfactory to Parent, dated the Effective Time, as to the authorization, validity and enforceability of this Agreement and (ii) LeBoeuf, Lamb, Greene & MacRae, L.L.P., the Company's special regulatory counsel, in form and substance customary for transactions of this type and reasonably satisfactory to Parent, dated the Effective Time, as to certain regulatory matters, including that all regulatory approvals, permits and consents have been obtained; provided, that LeBoeuf, Lamb, Greene & MacRae, L.L.P. may reasonably rely on local counsel (including local counsel as to local regulatory matters) as to matters of local law.

         (i) Company Options. Except as otherwise agreed by Parent in writing as provided in Section 2.4, all Company Options under the Company Stock Plans shall have been validly cancelled and none shall remain outstanding no later than the Effective Time, and no holder of Company Options or any participant in the Company Stock Plans or any other Company Benefit Plan shall have any right thereunder to acquire any equity securities or interests therein of the Company, the Surviving Corporation or any of their respective Subsidiaries.

         (j) Dissenting Shares. Holders of not more than ten percent (10%) of the outstanding shares of Company Common Stock shall have perfected such holder's right to dissent in accordance with the applicable provisions of the Iowa Act and shall not have withdrawn or lost such rights.


                                   ARTICLE IX.

                        TERMINATION, AMENDMENT AND WAIVER

         Section 9.1. Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after the Company Shareholders' Approval has been obtained:

         (a) by mutual written consent of Parent and the Board of Directors of the Company;

         (b) by any party hereto, by written notice to the other, if the Effective Time shall not have occurred on or before April 30, 2000; provided, that such date shall automatically be changed to July 31, 2000 if on April 30, 2000 the conditions set forth in Section 8.1(c) and/or 8.3(g) have not been satisfied or waived and the other conditions to the consummation of the transactions contemplated hereby are then capable of being satisfied, and the approvals required by Section 8.1(c) and/or 8.3(g), as the case may be, which have not yet been obtained are being pursued with diligence; and provided, further, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

         (c) by any party hereto, by written notice to the other party, if the Company Shareholders' Approval shall not have been obtained at a duly held the Company Meeting, including any adjournments thereof;

         (d) by any party hereto, after consultation with outside counsel, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect of prohibiting the Merger, or by any party hereto, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable; provided, that such terminating party shall have complied with its obligations pursuant to Section 10.8.

         (e) by the Company, upon three business days' prior notice to Parent if, as a result of an Acquisition Proposal described in clauses (A)(w), (x) and
(y) of the second paragraph of Section 7.8, (i) the Board of Directors of the Company shall have concluded in good faith, after considering applicable provisions of state law and after consultation with outside counsel, that their fiduciary duties could reasonably require that such Acquisition Proposal be accepted; (ii) the Company shall have complied with all its obligations under Sections 7.4 and 7.8; (iii) the person making the Acquisition Proposal shall have acknowledged and agreed in writing to pay or cause to be paid the termination and other fees set forth in Section 9.3 if such Acquisition Proposal is consummated or any other Acquisition Proposal is consummated with such person or any of its affiliates and (iv) during the three business days prior to any such termination, the Company shall, and shall cause its respective financial and legal advisors to, in good faith seek to negotiate with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein;

         (f) by Parent, by written notice to the Company, if (i)(A) there shall have been any breach of any representation or warranty, or any non-willful breach of any covenant or agreement, of the Company hereunder, other than such breaches, which, together with any other such breaches, has not had and would not reasonably be expected to have a Company Material Adverse Effect, or (B) there shall have been any material breach (if willful) of any covenant or agreement of the Company hereunder and, in case of each of clauses (A) and (B) above, such breach shall not have been remedied within twenty days after receipt by the

Company of notice in writing from Parent, specifying the nature of such breach and requesting that it be remedied and provided, that, any materiality standard expressly included in such representations, warranties, covenants or agreements shall be ignored for purposes of this Section 9.1(f)(i); or (ii) the Board of Directors of the Company (A) shall withdraw or modify in any manner adverse to Parent its approval of this Agreement and the transactions contemplated hereby or its recommendation to its shareholders regarding the approval of this Agreement, (B) shall fail to reaffirm such approval or recommendation within five business days after a written request therefor of Parent (unless such request is made during the last seven business days immediately prior to the Company Meeting, in which case, such reaffirmation shall fail to be made within two business days after the request), (C) shall approve or recommend any Acquisition Proposal or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C);

         (g) by the Company, by written notice to Parent, if (A) there shall have been any breach of any representation or warranty, or any non-willful breach of any covenant or agreement, of Parent or Merger Sub hereunder, other than such breaches, which, together with any other such breaches, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, or (B) there shall have been any material breach (if willful) of any covenant or agreement of Parent or Merger Sub hereunder (which shall be deemed to include, for this purpose only, the failure of Parent and Merger Sub to deposit, or cause to be deposited (including from available cash balances at the Company), the cash to the Exchange Agent required pursuant to Section 2.3(a), assuming all other conditions to Closing have been satisfied or otherwise waived in writing by Parent), and, in case of each of clauses (A) and (B) above, such breach shall not have been remedied within twenty days after receipt by Parent of notice in writing from the Company, specifying the nature of such breach and requesting that it be remedied and provided, that, any materiality standard expressly included in such representations, warranties, covenants or agreements shall be ignored for purposes of this Section 9.1(g);

         (h) by the Company if any of the Subscription Agreements shall have been terminated at any time when Parent would not be entitled to terminate this Agreement pursuant to Section 9.1(b), (c), (d) or (f) and, within ten (10) business days after any such termination, such Subscription Agreement shall not have been replaced with another Subscription Agreement with such Investor or another Investor and containing terms at least as favorable to Merger Sub as the terminated Subscription Agreement; provided, that, following any such replacement, Berkshire Hathaway Inc. shall own (including ownership through one or more subsidiaries of Berkshire Hathaway Inc. which are consolidated with Berkshire Hathaway Inc. for financial accounting purposes) at least 70% of the equity (determined by reference to economic interest) in the Surviving Corporation upon consummation of the Merger.

         Section 9.2. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent pursuant to Section 9.1, there shall be no liability on the part of either Parent or the Company or their respective officers, members or directors hereunder, except as provided in Section 7.9 and
9.3 and except that the agreement contained in the last sentence of Section 7.1 shall survive the termination.

         Section 9.3.  Termination Fee; Expenses.

         (a) Termination and Expense Fees. If this Agreement (i) is terminated by Parent pursuant to Section 9.1(f)(ii), or (ii) is terminated by the Company pursuant to Section 9.1(e), then the Company shall pay to Parent promptly (but not later than five business days after such notice is given or received by the Company pursuant to Section 9.1(f)(ii) or 9.1(e)) a termination fee equal to $40 million in cash plus an additional $8 million in cash (the "Expense Amount") constituting reimbursement of expenses and fees incurred or to be incurred by Parent or Merger Sub in connection with or related to the Merger and the transactions contemplated by this Agreement, without any requirement that Parent or Merger Sub account for actual expenses. If (i) this Agreement is terminated pursuant to Section 9.1(b), 9.1(c) or 9.1(f)(i) and (ii) at the time of such termination, there shall have been an Acquisition Proposal made by a third party which, at the time of such termination, shall not have been (x) rejected by the Company and its Board of Directors and (y) withdrawn by the third party and
(iii) within eighteen months of any such termination, the Company or its affiliate becomes a subsidiary or part of such third party or a subsidiary or part of an affiliate of such third party, or merges with or into the third party or a subsidiary or affiliate of the third party or enters into a definitive agreement to consummate an Acquisition Proposal with such third party or affiliate thereof, then the Company shall pay to Parent, at the closing of the transaction (and as a condition to the closing) in which the Company or its affiliate becomes such a subsidiary or part of such other person or the closing of such Acquisition Proposal occurs, a termination fee equal to $40 million in cash plus (unless the Expense Amount is paid pursuant to the following sentence) the Expense Amount. If this Agreement is terminated pursuant to (i) Section 9.1(b) due to any failure to satisfy any of the conditions set forth in Sections 8.1(b), 8.1(c) or 8.3 (other than 8.3(g)), or (ii) Section 9.1(d) or Section 9.1(f)(i), the Company shall pay to Parent promptly (but not later than five business days after such notice of termination is given or received by the Company) the Expense Amount.

         (b) If this Agreement is terminated by the Company, by written notice to Parent, due to the failure of Parent and Merger Sub to deposit, or cause to be deposited (including from available cash balances at the Company), the cash to the Exchange Agent required pursuant to Section 2.3(a) at a time when all conditions to Parent's obligation to close have been satisfied or otherwise waived in writing by Parent, then Parent shall pay to the Company a termination fee of $40 million, plus additional damages (but only if and to the extent proven) in an amount not to exceed $40 million.

         (c) Expenses. The parties agree that the agreements contained in this
Section 9.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary contained in this Section 9.3, if one party fails to promptly pay to the other any fee or expense due under this Section 9.3, in addition to any amounts paid or payable pursuant to such Section, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

         (d) Limitation Of Fees. Notwithstanding anything herein to the contrary, if any Investor (x) would, upon consummation of the Merger, become subject to regulation as a public utility holding company required to register under the 1935 Act and (y) solely as a result thereof, this Agreement is terminated, then no fees under this Section 9.3 shall be payable by the Company.

         Section 9.4. Amendment. This Agreement may be amended by Parent and the Boards of Directors of the Company and Merger Sub, at any time before or after the Company Shareholders' Approval has been obtained and prior to the Effective Time, but after such Approval has been obtained, no such amendment shall (a) alter or change the Per Share Amount or (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of Company Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 9.5. Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X.

                               GENERAL PROVISIONS

         Section 10.1. Non-Survival; Effect of Representations and Warranties. No representations or warranties in this Agreement shall survive the Effective Time, except as otherwise provided in this Agreement.

         Section 10.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)  If to Parent or Merger Sub, to:

                           Teton Formation L.L.C.
                           c/o  MidAmerican Energy Holdings Company
                           666 Grand Avenue
                           Des Moines, Iowa 50309
                           Attn:  Chief Executive Officer
                           Telecopy:  (515) 242-4031
                           Telephone: (515) 242-4300
                           with copies to:

                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, New York  10019
                           Attn:  Peter J. Hanlon
                           Telecopy:  (212) 728-8111
                           Telephone: (212) 728-8000

                           Munger, Tolles & Olson LLP
                           355 South Grand Avenue
                           Los Angeles, CA  90071,
                           Attn:  Robert E. Denham
                           Telecopy:  (213) 687-3702
                           Telephone: (213) 683-9100

                           Fraser, Stryker, Vaughn, Meusey, Olson,
                             Boyer & Bloch, P.C.
                           500 Energy Plaza
                           409 South 17th Street
                           Omaha, Nebraska  68102
                           Attn:  John K. Boyer
                           Telecopy:  (402) 341-8290
                           Telephone: (402) 341-6000

                           and

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           125 West 55th Street
                           New York, New York  10019
                           Attn:  Douglas W. Hawes
                           Telecopy: (212) 424-8500
                           Telephone: (212) 424-8000

                  (ii) if to the Company, to:

                           MidAmerican Energy Holdings Company
                           666 Grand Avenue
                           Des Moines, Iowa 50309
                           Attn:  General Counsel
                           Telecopy:  (515) 242-4080
                           Telephone: (515) 242-4300

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue

                           New York, New York  10022
                           Attn:  Alan C. Myers
                           Telecopy:  (212) 735-2000
                           Telephone: (212) 735-3000

         Section 10.3. Miscellaneous. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than the Confidentiality Agreement), (b) shall not be assigned by operation of law or otherwise and (c) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the Iowa Act.

         Section 10.4. Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 10.5. Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 10.6. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of New York.

         Section 10.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 10.8. Further Assurances. Each party will execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof.

         Section 10.9. Waiver Of Jury Trial. Each party to this Agreement waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

         Section 10.10. Certain Definitions. The term "affiliate," except where otherwise defined herein, shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. The term "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement as of the date first written above to be signed by their respective officers thereunto duly authorized.



                                          MIDAMERICAN ENERGY HOLDINGS COMPANY


                                          By: /s/ Steven A. McArthur
                                             ---------------------------------
                                             Name: Steven A. McArthur
                                             Title: Senior Vice President



                                          TETON FORMATION L.L.C.


                                          By: /s/ David L. Sokol
                                             ---------------------------------
                                             Name: David L. Sokol
                                             Title: Managing Member




                                          TETON ACQUISITION CORP.


                                          By: /s/ David L. Sokol
                                             ---------------------------------
                                             Name: David L. Sokol
                                             Title: Chief Executive Officer
                                                    and President

                             INDEX OF DEFINED TERMS


Term                                                                                                           Page
----                                                                                                           ----
1935 Act..........................................................................................................7

Acquisition Proposal.............................................................................................35
affiliate........................................................................................................47
Agreement.........................................................................................................1

Board of Directors...............................................................................................36

Closing...........................................................................................................6
Closing Agreement................................................................................................13
Closing Date......................................................................................................6
Code.............................................................................................................13
Company Benefit Plans............................................................................................15
Company Common Stock..............................................................................................3
Company Disclosure Schedule.......................................................................................7
Company Financial Statements.....................................................................................10
Company Joint Venture.............................................................................................7
Company Material Adverse Effect...................................................................................7
Company Meeting..................................................................................................32
Company Options...................................................................................................5
Company Prospects.................................................................................................7
Company Required Consents.........................................................................................9
Company Required Statutory Approvals..............................................................................9
Company Rights....................................................................................................3
Company Rights Agreement.........................................................................................22
Company SEC Reports..............................................................................................10
Company Shareholders' Approval...................................................................................21
Company Stock Plans...............................................................................................8
Company Subsidiary................................................................................................7
Confidentiality Agreement........................................................................................30
control..........................................................................................................47
CSFB.............................................................................................................24

Dillon Read......................................................................................................21
Disclosure Schedules.............................................................................................34
Dissenting Shares.................................................................................................3

Effective Time....................................................................................................1
Environmental Claim..............................................................................................18
Environmental Laws...............................................................................................19




Environmental Permits............................................................................................20
ERISA............................................................................................................15
Excess Parachute Payments........................................................................................17
Exchange Act.....................................................................................................10
Exchange Agent....................................................................................................4
Expense Amount...................................................................................................43

FERC.............................................................................................................10
Final Order......................................................................................................38

GAAP.............................................................................................................11
Governmental Authority............................................................................................9

Hazardous Materials..............................................................................................19
HSR Act..........................................................................................................31

Indemnified Liabilities..........................................................................................32
Indemnified Parties..............................................................................................32
Indemnified Party................................................................................................32
Independent Counsel..............................................................................................33
Investor Entities................................................................................................29
Investors........................................................................................................24
Iowa Act..........................................................................................................1
IRS..............................................................................................................14

Joint Venture.....................................................................................................7

Lehman...........................................................................................................21

Merger............................................................................................................1
Merger Sub........................................................................................................1
MidAmerican Funding...............................................................................................7
MidAmerican Utility...............................................................................................7

Parent............................................................................................................1
Parent Disclosure Schedule.......................................................................................24
Parent Material Adverse Effect...................................................................................24
Parent Required Statutory Approvals..............................................................................24
PBGC.............................................................................................................16
Per Share Amount..................................................................................................3
Power Act........................................................................................................10
Proxy Statement..................................................................................................12
PURPA............................................................................................................10

Release..........................................................................................................19
Representatives..................................................................................................30



Schedule 13E-3 Transaction Statement.............................................................................31
Scott Family Entities............................................................................................25
SEC..............................................................................................................10
Securities Act...................................................................................................10
Shares............................................................................................................3
Subscription Agreements..........................................................................................24
Subsidiary........................................................................................................7
Surviving Corporation.............................................................................................1

Tax Return.......................................................................................................12
Tax Ruling.......................................................................................................13
Taxes............................................................................................................12
the...............................................................................................................1

Violation.........................................................................................................9
Voting Debt.......................................................................................................8

Year 2000 Compliant..............................................................................................22